LOAN AND SECURITY AGREEMENT dated as of June 29, 2017 between Mattersight Corporation, a Delaware corporation, as Borrower, and THE PRIVATEBANK AND TRUST COMPANY, as Lender

26385498.9

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SECTION 1.	DEFINITIONS	1

1.1	Definitions	1
1.2	Other Interpretive Provisions	18

SECTION 2.	COMMITMENTS OF LENDER; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES; EVIDENCING OF LOANS	19

2.1	Commitments	19
2.2	Loan Procedures	19
2.3	Letter of Credit Procedures	21
2.4	Notes	22
2.5	Recordkeeping	22

SECTION 3.	INTEREST	22

3.2	Interest Payment Dates	23
3.3	Setting and Notice of LIBOR Rates	23
3.4	Computation of Interest	23

SECTION 4.	FEES	23

4.1	Non-Use Fee	23
4.2	Letter of Credit Fees	23
4.3	Lender’s Fees	24

SECTION 5.	REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS	24

5.1	Reduction or Termination of the Revolving Commitment	24
5.2	Prepayments	24
5.3	Repayments	25

SECTION 6.	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	25

6.1	Making of Payments	25
6.2	Application of Certain Payments	25
6.3	Due Date Extension	25
6.4	Setoff	25
6.5	Taxes	25

SECTION 7.	INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS	26

7.1	Increased Costs	26
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7.2	Basis for Determining Interest Rate Inadequate or Unfair.	27
7.3	Changes in Law Rendering LIBOR Loans Unlawful	28
7.4	Funding Losses	28
7.5	Right of Lender to Fund through Other Offices	28
7.6	Discretion of Lender as to Manner of Funding	28
7.7	Mitigation of Circumstances	28
7.8	Conclusiveness of Statements; Survival of Provisions	29

SECTION 8.	COLLATERAL AND COLLATERAL ADMINISTRATION	29

8.1	Grant	29
8.2	[Reserved]	29
8.3	Certain Matters Relating to Receivables	29
8.4	Communications with Obligors; Loan Parties Remain Liable	30
8.5	Investment Property	30
8.6	Proceeds to be Turned Over to Lender	31
8.7	Application of Proceeds	31
8.8	Code and Other Remedies	32
8.9	Sale of Pledge Equity	33
8.10	Waiver; Deficiency	33
8.11	Lender’s Appointment as Attorney-in-Fact, etc	34
8.12	Duty of Lender	35
8.13	Acknowledgements	35
8.14	Additional Parties	36
8.15	Releases	36
8.16	Obligations and Liens Absolute and Unconditional	36
8.17	Reinstatement	37

SECTION 9.	REPRESENTATIONS AND WARRANTIES	37

9.1	Organization	37
9.2	Authorization; No Conflict	37
9.3	Validity and Binding Nature	37
9.4	Financial Condition	38
9.5	No Material Adverse Change	38
9.6	Litigation and Contingent Liabilities	38
9.7	Ownership of Properties; Liens	38
9.8	Equity Ownership; Subsidiaries	38
9.9	Pension Plans	38
9.10	Investment Company Act	39
9.11	Compliance with Laws	39
9.12	Regulation U	39
9.13	Taxes	40
9.14	Solvency, etc	40
9.15	Environmental Matters	40
9.16	Insurance	40
9.17	Real Property; Collateral Locations	40
9.18	Information	41
9.19	Intellectual Property	41
9.20	Burdensome Obligations	41
9.21	Labor Matters	41
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9.22	Anti-Terrorism Laws	41
9.23	No Default	42
9.24	Hedging Agreements	42
9.25	Subordinated Debt	42
9.26	Perfected First Priority Liens	42
9.27	Loan Party Information	42
9.28	Certain Property	42
9.29	Investment Property	43
9.30	Intellectual Property	43
9.31	Depositary and Other Accounts	43

SECTION 10.	AFFIRMATIVE COVENANTS	43

10.1	Reports, Certificates and Other Information	44
10.2	Books, Records and Inspections	46
10.3	Maintenance of Property; Insurance	46
10.4	Compliance with Laws; Payment of Taxes and Liabilities	47
10.5	Maintenance of Existence, etc	47
10.6	Use of Proceeds	48
10.7	Employee Benefit Plans	48
10.8	Environmental Matters	48
10.9	Further Assurances	48
10.10	Deposit Accounts	49
10.11	Delivery of Instruments, Certificated Securities and Chattel Paper	49
10.12	Maintenance of Perfected Security Interest; Further Documentation	49
10.13	Investment Property	50
10.14	Receivables	51
10.15	Intellectual Property	51
10.16	Other Matters	52
10.17	This Agreement	53

SECTION 11.	NEGATIVE COVENANTS	53

11.1	Debt	53
11.2	Liens	54
11.3	Restricted Payments	55
11.4	Mergers, Consolidations, Sales	55
11.5	Modification of Organizational Documents, Etc.	56
11.6	Transactions with Affiliates	56
11.7	Unconditional Purchase Obligations	56
11.8	Inconsistent Agreements	56
11.9	Business Activities; Issuance of Equity	56
11.10	Investments	57
11.11	Restriction of Amendments to Certain Documents	57
11.12	Fiscal Year	57
11.13	Financial Covenants	57
11.14	Cancellation of Debt	59

SECTION 12.	EFFECTIVENESS; CONDITIONS OF LENDING, ETC	59

12.1	Initial Credit Extension	59

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12.2	Conditions	61

SECTION 13.	EVENTS OF DEFAULT AND THEIR EFFECT	61

13.1	Events of Default	61
13.2	Effect of Event of Default	63

SECTION 14.	GENERAL	63

14.1	Waiver; Amendments	64
14.2	Confirmations	64
14.3	Notices	64
14.4	Computations	64
14.5	Costs and Expenses	64
14.6	GOVERNING LAW	65
14.7	Confidentiality	66
14.8	Severability	66
14.9	Nature of Remedies	66
14.10	Entire Agreement	66
14.11	Counterparts	66
14.12	Successors and Assigns	66
14.13	Assignments; Participations	66
14.14	Captions	68
14.15	Customer Identification - USA Patriot Act Notice	68
14.16	INDEMNIFICATION BY LOAN PARTIES	68
14.17	Nonliability of Lender	69
14.18	FORUM SELECTION AND CONSENT TO JURISDICTION	69
14.19	WAIVER OF JURY TRIAL	70

SECTION 15.	LOAN GUARANTY	70

15.1	Guaranty	70
15.2	Right of Contribution	71
15.3	No Subrogation	71
15.4	Amendments, etc. with respect to the Secured Obligations	71
15.5	Waivers	72
15.6	Payments	72

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ANNEXES

ANNEX A	Commitments
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1.1	Existing Letters of Credit
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries; Equity
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property; Collateral Locations; Collateral in Possession of Lessor, Bailee, Consignee or Warehouseman
SCHEDULE 9.27	Grantor Information
SCHEDULE 9.29	Investment Property
SCHEDULE 9.30	Intellectual Property
SCHEDULE 9.31	Depositary and Other Deposit Accounts
SCHEDULE 10.16	Commercial Tort Claims
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.10	Investments
SCHEDULE 12.1	Debt to be Repaid

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Compliance Certificate
EXHIBIT C	Form of Borrowing Base Certificate
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Conversion/Continuation
EXHIBIT F	Form of Joinder

26385498.9	-v-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of June 29, 2017 (this “Agreement”) is entered into among MATTERSIGHT CORPORATION, a Delaware corporation (“Borrower”), the other Loan Parties from time to time party hereto, and THE PRIVATEBANK AND TRUST COMPANY (“PrivateBank”), as lender (“Lender”) and as Issuing Lender.

Lender has agreed to make available to Borrower a revolving credit facility upon the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1.DEFINITIONS.

1.1Definitions.  When used herein (a) the following capitalized terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Goods, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Software, Supporting Obligations, Tangible Chattel Paper and (b) the following capitalized terms shall have the following meanings:

Account Debtor means any Person who is obligated to Borrower or any Subsidiary with respect to any Account.

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with and another Person (other than a Person that is already a Subsidiary).

Adjusted EBITDA  means, means with respect to any fiscal period being measured an amount equal to the sum of (a) consolidated net income of Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of Borrower's consolidated net income and without duplication: (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) consolidated total interest expense paid or accrued during such period, plus (iv) non-cash management compensation expenses for such period, all as calculated by Borrower in its public filings and statements as of the Closing Date or as otherwise agreed in writing by the Lender.  For the avoidance of doubt, expenses (including attorneys’ fees and expenses, prepayment premiums and the like) incurred in connection with the closing of the transactions contemplated hereunder and the repayment of Debt outstanding under that certain Loan and Security Agreement, dated as of August 1, 2016, between Borrower and Hercules Capital, Inc., as lender, shall not be deducted for purposes of determining Adjusted EBITDA.

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such

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Person and (c) with respect to Lender, any entity administered or managed by Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans.  A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, provided, however, that Persons holding securities issued by the Borrower shall not be deemed “Affiliates” of the Borrower or any Loan Party.  Unless expressly stated otherwise herein, Lender shall not be deemed an Affiliate of any Loan Party.

Agreement is defined in the preamble of this Agreement.

Annualized Recurring Subscription Revenue means, as of any date of determination, the total Monthly Recurring Subscription Revenue as of such date, multiplied by 12.

Applicable Margin means for (i) LIBOR Loans shall be four and one-half percent (4.50%) per annum (the “LIBOR Margin”), (ii) Base Rate Loans shall be one and three-quarters percent (1.75%) per annum (the “Base Rate Margin”).

Asset Disposition means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any asset or right of such Loan Party (including, the loss, destruction or damage thereof) or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof, other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business and (c) other Dispositions in any Fiscal Year the Net Proceeds of which do not in the aggregate exceed $100,000.

Assignee is defined in Section 14.13.1.

Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, all reasonable disbursements of such counsel and all court costs and similar legal expenses.

Bank Product Agreements means those certain cash management service agreements and other agreements entered into from time to time between any Loan Party and Lender or its Affiliates in connection with any of the Bank Products.

Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

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Bank Products means any service or facility extended to any Loan Party by Lender or its Affiliates, including, without limitation, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Lender or its Affiliates, (c) credit or debit cards and (d) Hedging Agreements.

Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

Base Rate Margin is defined in the definition of Applicable Margin.

Borrower is defined in the preamble of this Agreement.

Borrower Obligations means all Obligations of Borrower.

Borrowing Base means an amount equal to the product of (X) 5.00 multiplied by (Y) Monthly Recurring Subscription Revenue multiplied by (Z) the Churn Factor.

Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

BSA is defined in Section 10.4.

Business Day means any day on which PrivateBank is open for commercial banking business in Chicago, Illinois, and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

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Cash Collateralize means to deliver cash collateral to Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to Lender and in an amount of 105% of the aggregate Stated Amount of all outstanding Letters of Credit. Derivatives of such term have corresponding meanings.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal funds transaction that is issued or sold by Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Lender.

Churn Factor means, as of any date of determination, the lesser of (a) the quotient (expressed as a percentage) of (i) the TTM Recurring Subscription Revenue for the twelve-month period ending on such date and (ii) the Annualized Recurring Subscription Revenue as of the beginning of such twelve-month period and (b) 100%.

Closing Date is defined in Section 12.1.

Code means the Internal Revenue Code of 1986.

Collateral means (a) all of the personal property now owned or at any time hereafter acquired by any Loan Party or in which any Loan Party now has or at any time in the future may acquire any right, title or interest, including all of each Loan Party’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing; provided, the Collateral shall not include any Excluded Property.  Where the context requires, the terms above relating to the Collateral or any part thereof, when used in relation to a Loan Party, shall refer to such Loan Party’s Collateral or the relevant part thereof and any property pledged or mortgaged to secure the Obligations under any other Collateral Document.

Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to Lender pursuant to which a mortgagee or lessor of real property on which collateral

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is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Lender reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

Collateral Documents means, collectively, this Agreement, each Perfection Certificate, each Collateral Access Agreement, each control agreement, each Mortgage, and any other agreement or instrument pursuant to which Borrower, any Subsidiary or any other Person grants or purports to grant collateral to Lender or otherwise relates to such collateral.

Commitment means Lender’s commitment to make Loans and to issue Letters of Credit under this Agreement.  The initial amount of Lender’s commitment to make Loans is set forth in Annex A.

Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person:  (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise):  (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrower or any of its

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Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Copyrights means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 9.30, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements naming any Loan Party as licensor or licensee, including those listed on Schedule 9.30, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earn-outs and similar obligations and (k) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Debt to be Repaid means Debt listed on Schedule 12.1.

Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

Dollar and the sign “$” mean lawful money of the United States of America.

Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising

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out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

ERISA means the Employee Retirement Income Security Act of 1974.

Event of Default means any of the events described in Section 13.1.

Excluded Property means (a) any license, permit or lease held by a Loan Party (i) that validly prohibits the creation by such Loan Party of a security interest therein or thereon or (ii) to the extent that applicable law prohibits the creation of a security interest therein or thereon; (b) any Intellectual Property Collateral consisting of “intent-to-use” trademark applications, at all times prior to the first use thereof, whether by the actual use thereof in commerce, and the recording of a statement of use with the United States Patent and Trademark Office; and (c) all Capital Securities in any foreign Subsidiary or any Foreign Subsidiary Holding Company, in each case, in excess of 65% of the Capital Securities of such foreign Subsidiary.

Excluded Taxes means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan  pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan  or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.5, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 6.5(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Existing Letters of Credit means each letter of credit previously issued by Silicon Valley Bank (or any successor thereof) for the account of the Borrower that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.1.

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities entered into in connection with the implementation of the foregoing.

Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with

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members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.  Lender’s determination of such rate shall be binding and conclusive absent manifest error.

Fee Letter means the fee letter dated as of June 29, 2017 between Borrower and Lender.

Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of Borrower, which period shall be the 12-month period ending on December 31 of each year.

Fixtures means all of the following, whether now owned or hereafter acquired by a Loan Party: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

Foreign Subsidiary Holding Company means any Subsidiary substantially all of the assets of which consist of Capital Securities (or Capital Securities and indebtedness) of a foreign Subsidiary.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the SEC, which are applicable to the circumstances as of the date of determination.

Group is defined in Section 2.2.1.

Hazardous Substances means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

Hedging Agreement means any bank underwritten cash and/or derivative financial instrument including, but not limited to, any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

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Identified Claims means the Commercial Tort Claims described on Schedule 10.16 as such schedule shall be supplemented from time to time.

Immaterial Foreign Subsidiaries means, collectively, as of any date of determination, foreign Subsidiaries of any of the Loan Parties for which the aggregate amount of Investments made in such foreign Subsidiaries on or after the Closing Date, does not exceed $50,000. If, at any time, the aggregate amount of Investments exceeds $50,000, Borrower shall identify those such foreign Subsidiaries as may be necessary to cease constituting Immaterial Foreign Subsidiaries in order for the remaining such foreign Subsidiaries, if any, to satisfy such $50,000 basket, at which time the Loan Parties shall satisfy the requirements set forth in Section 10.9 with respect to the Capital Securities of such designated foreign Subsidiaries.

Indemnified Liabilities is defined in Section 14.16.

Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note means any promissory note evidencing loans made by any Loan Party to any other Loan Party.

Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two or three months thereafter as selected by Borrower pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(a)

if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)

any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)	Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and
(d)

Borrower may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount such Term Loan having an Interest Period ending after any date on which an installment of such Term Loan is scheduled to be repaid would exceed the aggregate principal amount of such Term Loan scheduled to be outstanding after giving effect to such repayment.

26385498.9	9

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any Debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the Capital Securities of  any foreign Subsidiary and any Foreign Subsidiary Holding Company excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Issuing Lender means Lender, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of Lender that may from time to time issue Letters of Credit, or any other financial institution that Lender may cause to issue Letters of Credit for the account of the Borrower, and each of their successors and assigns in such capacity.

L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

L/C Fee Rate means one and one-half percent (1.50%) per annum.

Lender is defined in the preamble of this Agreement.  In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the other Collateral Documents, the term “Lender” shall include Affiliates of Lender providing a Bank Product.

Lender Party is defined in Section 14.16.

Letter of Credit is defined in Section 2.1.2.

LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

LIBOR Margin is defined in the definition of Applicable Margin.

LIBOR Office means the office or offices of Lender which shall be making or maintaining the LIBOR Loans of Lender hereunder.  A LIBOR Office of Lender may be, at the option of Lender, either a domestic or foreign office.

LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a period (equal to the relevant Interest Period) are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement

26385498.9	10

of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Lender in its sole and absolute discretion. Lender’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan or Loans means, as the context may require, Revolving Loans.

Loan Documents means this Agreement, the Note, the Letters of Credit, the Fee Letter, the Master Letter of Credit, the L/C Applications, any Subordination Agreement, the Collateral Documents, all Hedging Agreements in favor of Lender or any of its Affiliates, and all documents, instruments and agreements delivered in connection with the foregoing.

Loan Guarantor means each Person who guarantees the Obligations, whether pursuant to SECTION 15 of this Agreement or pursuant to a separate guarantee agreement.

Loan Guarantor Obligations means, collectively, with respect to each Loan Guarantor, all Obligations of such Loan Guarantor.

Loan Guaranty means SECTION 15 of this Agreement and each separate guarantee, in form and substance satisfactory to the Lender, delivered by a Loan Guarantor, as it may be amended or modified and in effect from time to time.

Loan Parties means Borrower, the Loan Guarantors, if any, and any other Person who becomes a party to this Agreement pursuant to a joinder agreement or a Loan Guaranty or otherwise, and each of their successors and assigns.

Mandatory Prepayment Event is defined in Section 5.2.2.

Margin Stock means any “margin stock” as defined in Regulation U.

Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Loan Parties taken

26385498.9	11

as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Monthly Recurring Subscription Revenue means the Borrower’s contracted recurring subscription revenue recognized in accordance with GAAP in a given fiscal month.

Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Lender a Lien on real property of any Loan Party.

Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any other member of the Controlled Group may have any liability.

Net Cash Proceeds means:

(a)with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

(b)with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions); and

(c)with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).

Non-Use Fee Rate means one-quarter of one percent (0.25%) per annum.

Note means a promissory note substantially in the form of Exhibit A.

Notice of Borrowing is defined in Section 2.2.2

Notice of Conversion/Continuation is defined in Section 2.2.3.

Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to Lender or its Affiliates, and all Bank Products Obligations, all in each case howsoever created,

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arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC is defined in Section 10.4.

Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted), (b) the termination of all Commitments, and (c) either (i) the cancellation and return to Lender of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with this Agreement.

Participant is defined in Section 14.13.2.

Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 9.30, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 9.30, and (c) all rights to obtain any reissues or extensions of the foregoing.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 9.30.

Patriot Act is defined in Section 14.15.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Perfection Certificate means a perfection certificate executed and delivered to Lender by a Loan Party.

Permitted Acquisition means any Acquisition by Borrower or any domestic Wholly-Owned Subsidiary where:

(A)	the business or division acquired is for use, or the Person acquired is engaged, in the businesses engaged in by the Loan Parties on the Closing Date;
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(B)	immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist;
(C)

the aggregate consideration to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is less than $100,000;

(D)	immediately after giving effect to such Acquisition, Borrower is in pro forma compliance with all the financial covenants set forth in Section 11.13;
(E)	in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition;
(F)

reasonably prior to such Acquisition, Lender shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as Lender may require to evidence the termination of Liens on the assets or business to be acquired;

(G) not less than ten Business Days prior to such Acquisition, Lender shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrower’s calculation of pro forma EBITDA relating thereto;

(H)	Lender shall have approved Borrower’s computation of pro forma EBITDA;
(I)

consents have been obtained in favor of Lender to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Loan Parties (and acquired entities that become Loan Parties) in favor of Lender have been delivered;

(J)	the provisions of Section 10.9 have been satisfied;
(K)

simultaneously with the closing of such Acquisition, the target company (if such Acquisition is structured as a purchase of equity) or the Loan Party (if such Acquisition is structured as a purchase of assets or a merger and a Loan Party is the surviving entity) executes and delivers to Lender (a) such documents necessary to grant to Lender a first priority Lien in all of the assets of such target company or surviving company, and their respective Subsidiaries, each in form and substance satisfactory to Lender and (b) Loan Guaranty, or at the option of Lender in Lender’s absolute discretion, a joinder agreement satisfactory to Lender in which such target company or surviving

26385498.9	14

company, and their respective Subsidiaries becomes a Loan Party under this Agreement; and
(L)	if the Acquisition is structured as a merger, Borrower (or the applicable Loan Party) is the surviving entity.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Pledged Equity means the Capital Securities listed on Schedule 9.29, together with any other Capital Securities, certificates, options or rights of any nature whatsoever in respect of the Capital Securities of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect; provided that, notwithstanding anything in this Agreement or any Collateral Document to the contrary, in no event shall any of the Capital Securities of the Immaterial Foreign Subsidiaries or more than 65% of the Capital Securities of any other foreign Subsidiary or any Foreign Subsidiary Holding Company be required to be pledged hereunder.

Pledged Notes means all promissory notes listed on Schedule 9.29, all Intercompany Notes at any time issued to any Loan Party and all other promissory notes issued to or held by any Loan Party (other than (a) promissory notes issued in connection with extensions of trade credit by any Loan Party in the ordinary course of business and (b) any individual promissory note which is less than $50,000 in principal amount, up to an aggregate of $100,000 for all such promissory notes excluded under this clause (b)).

Prime Rate means, for any day, the rate of interest in effect for such day as announced from time to time by Lender as its prime rate (whether or not such rate is actually charged by Lender), which is not intended to be Lender’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Lender shall not be obligated to give notice of any change in the Prime Rate.

PrivateBank is defined in the preamble of this Agreement.

Proceeds means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from any Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Regulation D means Regulation D of the FRB.

Regulation U means Regulation U of the FRB.

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Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement  of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Revolving Commitment means $20,000,000, as reduced from time to time pursuant to Section 5.1.

Revolving Loan is defined in Section 2.1.1.

Revolving Loan Availability means the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base.

Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Secured Obligations means, collectively, the Borrower Obligations and the Loan Guarantor Obligations.

Securities Act means the Securities Act of 1933, as amended.

Senior Debt means all Debt of Borrower and its Subsidiaries other than Subordinated Debt.

Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

Subordinated Debt means any unsecured Debt of Borrower and its Subsidiaries which has subordination terms, covenants, pricing and other terms which have been approved in writing by Lender.

Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by Lender.

Subordination Agreement means any subordination agreement executed by a holder of Subordinated Debt in favor of Lender from time to time after the Closing Date in form and substance and on terms and conditions satisfactory to Lender.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of

26385498.9	16

outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity.  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, in each case, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document but, in each case, excluding Excluded Taxes.

Termination Date means the earlier to occur of (a) June 29, 2020 which date may be extended at the request of Borrower with the written consent of Lender without the need for any formal amendment hereto, or (b) such other date on which the Commitments terminate pursuant to SECTION 5 or SECTION 13.

Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Total Revenue means, as of any date of determination, the total revenue of Borrower for the trailing twelve-month period ending on such date, including recurring and non-recurring revenue, in each case, as determined in accordance with GAAP; provided, however, the Total Revenue for any date of determination prior to December 31, 2017 shall be determined for the period beginning January 1, 2017 and ending on such date.

Trademarks means (a) all trademarks, trade names, corporate names, Borrower names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 9.30, and (b) the right to obtain all renewals thereof.

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Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark, including any of the foregoing referred to in Schedule 9.30.

TTM Recurring Subscription Revenue means, for the purposes of calculating the Churn Factor as of any date of determination, the aggregate amount of Borrower’s actual contracted recurring subscription revenue recognized in accordance with GAAP during the twelve-month period ending on such date which is attributable solely to customers for which contracted recurring subscription revenue is included in the Annualized Recurring Subscription Revenue included in such calculation of Churn Factor as of such date.

type is defined in Section 2.2.1.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2Other Interpretive Provisions.  (a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)The term “including” is not limiting and means “including without limitation.”

(d)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(e)Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation

26385498.9	18

shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lender, Borrower and the other parties thereto and are the products of all parties.  Accordingly, they shall not be construed against Lender merely because of Lender’s involvement in their preparation.

SECTION 2.COMMITMENTS OF LENDER; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES; EVIDENCING OF LOANS.

2.1Commitments.

2.1.1Revolving Commitment.  On and subject to the terms and conditions of this Agreement, Lender agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date as Borrower may request from Lender; provided that after giving effect to such Revolving Loans, the Revolving Outstandings will not at any time exceed Revolving Loan Availability.

2.1.2L/C Commitment.  Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of Borrower from time to time before the scheduled Termination Date; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $3,500,000 and (b) after giving effect to such issuance, the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

2.2Loan Procedures.

2.2.1Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups.” Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than three (3) different Groups of LIBOR Loans shall be outstanding at any one time.

2.2.2Borrowing Procedures.

(a)Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Borrowing) to Lender of each proposed borrowing of a Revolving Loan not later than (i) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing and (ii) in the case of a LIBOR borrowing, 12:00 P.M. (noon), Chicago time, three (3)

26385498.9	19

Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor.  Each borrowing shall be on a Business Day.  Each Base Rate Loan borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $25,000, and each LIBOR borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $25,000.

(b)Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a request for a Base Rate borrowing of a Revolving Loan on the due date, in the amount of such Obligations. The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Lender may, at its option, charge such Obligations against any operating, investment or other account of Borrower maintained with Lender or any of its Affiliates.

(c)Notwithstanding anything else contained herein to the contrary, Base Rate Loans shall only be available under this Agreement in the event LIBOR Loans are not otherwise available.

2.2.3Conversion and Continuation Procedures.  (a)  Subject to Sections 2.2.1 and 2.2.2(c), Borrower may, upon irrevocable written notice to Lender in accordance with clause (b) below:

(A)elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $100,000 and a higher integral multiple of $25,000) into Loans of the other type; or

(B)elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $25,000) for a new Interest Period;

provided, that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $100,000 and an integral multiple of $25,000.

(b)Borrower shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to Lender of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion, and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(A)the proposed date of conversion or continuation;

(B)the aggregate amount of Loans to be converted or continued;

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(C)the type of Loans resulting from the proposed conversion or continuation; and

(D)in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c)(c)If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrower shall be deemed to have elected to continue such LIBOR Loans as a LIBOR Loan having a new Interest Period of 1 month, effective on the last day of such expiring Interest Period.

(d)Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 7.4.

2.3Letter of Credit Procedures.

2.3.1L/C Applications.  Borrower shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement from time to time in effect.  Borrower shall give notice to the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit.  Each such notice shall be accompanied by an L/C Application, duly executed by Borrower and in all respects satisfactory to the Issuing Lender, together with such other documentation as the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part.  Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender.  So long as the conditions precedent set forth in SECTION 12 with respect to the issuance of such Letter of Credit have been satisfied, the Issuing Lender shall issue such Letter of Credit on the requested issuance date.  In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2Reimbursement Obligations.

(a)Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made.  Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by Borrower therefor, payable on demand, at a rate per annum equal to the LIBOR Rate from time to time in effect for LIBOR Loans having an Interest Period of 1 month, plus the LIBOR Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%.  For the avoidance of doubt, such additional 2% increase in interest rate shall not be applicable

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to the extent duplicative with a 2% increase in Applicable Margin pursuant to Section 3.1. The Issuing Lender shall notify Borrower whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify Borrower shall not affect the rights of the Issuing Lender in any manner whatsoever.

(b)Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof.  Without limiting the foregoing, no action or omission whatsoever by Issuing Lender under or in connection with any Letter of Credit or any related matters shall result in any liability of Issuing Lender to Borrower, or relieve Borrower of any of its obligations hereunder any such Person.

2.4Notes.  At Lender’s request, the Loans shall be evidenced by a Note, with appropriate insertions, payable to Lender (or its registered assigns) in a face principal amount equal to the Revolving Commitment.

2.5Recordkeeping.  Lender shall record in its records, the date and amount of each Loan made by Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end.  The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid.  The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 3.INTEREST.

3.1Interest Rates.  Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

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(b)at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;

provided, that at any time an Event of Default exists, at Lender’s election, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the LIBOR Rate applicable to LIBOR Loans having an Interest Period of 1 month, plus 2%).  Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 13.1.1 or 13.1.4, such increase shall occur automatically.  In no event shall interest payable by Borrower to Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

3.2Interest Payment Dates.  Accrued interest on each Base Rate Loan shall be payable in arrears on the first day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the first day of each calendar month, the last day of each Interest Period relating to such Loan, upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

3.3Setting and Notice of LIBOR Rates.  The applicable LIBOR Rate for each Interest Period shall be determined by Lender, and notice thereof shall be given by Lender promptly to Borrower. Each determination of the applicable LIBOR Rate by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Lender shall, upon written request of Borrower, deliver to Borrower a statement showing the computations used by Lender in determining any applicable LIBOR Rate hereunder.

3.4Computation of Interest.  Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBOR Rate and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 4.FEES.

4.1Non-Use Fee.  Borrower agrees to pay to Lender, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of the unused amount of the Revolving Commitment.  For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of Revolving Outstandings.  Such non-use fee shall be payable in arrears on the first day of each calendar month and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid.  The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

4.2Letter of Credit Fees.

(a)Borrower agrees to pay to Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days);

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provided that, at Lender’s election, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists.  Such letter of credit fee shall be payable in advance on the date such Letter of Credit is issued, on the date of increase in the stated amount thereof (with respect to such increased amount) and on the date of each renewal or extension thereof.

(b)In addition, with respect to each Letter of Credit, Borrower agrees to pay to the Issuing Lender (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by Borrower and the Issuing Lender.

4.3Lender’s Fees.  Borrower agrees to pay to Lender its fees as are mutually agreed from time to time by the Borrower and Lender including the fees set forth in the Fee Letter.

SECTION 5.REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.

5.1Reduction or Termination of the Revolving Commitment.

5.1.1Voluntary Reduction or Termination of the Revolving Commitment.  Borrower may from time to time on at least five Business Days’ prior written notice received by Lender permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings.  Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000.  Concurrently with any reduction of the Revolving Commitment to zero, Borrower shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize all outstanding Letters of Credit.

5.2Prepayments.

5.2.1Voluntary Prepayments.  Borrower may from time to time prepay the Loans in whole or in part without penalty or premium of any kind (other than as specified in Section 7 hereof); provided that Borrower shall give Lender notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.  Any such partial prepayment shall be in an amount equal to $50,000 or a higher integral multiple of $25,000; provided, that Borrower may repay amounts less than the $50,000 minimum or $25,000 incremental amounts if repayment is being made to reduce the Revolving Outstandings to a zero balance.

5.2.2Mandatory Prepayment.  If any of the following events occurs (a “Mandatory Prepayment Event”):

(a)If on any day the Revolving Outstandings exceeds the Borrowing Base, Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

(b)If on any day on which the Revolving Commitment is reduced pursuant to Section 5.1 the Revolving Outstandings exceeds the Revolving Commitment, Borrower shall immediately

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prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

5.3Repayments.  The Revolving Loans shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.

SECTION 6.MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

6.1Making of Payments.  All payments of principal or interest on the Note(s), and of all fees, shall be made by Borrower to Lender in immediately available funds at the office specified by Lender not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the following Business Day.  All payments hereunder shall be made by Borrower directly to Lender without setoff, counterclaim or other defense.

6.2Application of Certain Payments.  So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 5.2 and 5.3.  After the occurrence and during the continuance of an Event of Default, all amounts collected or received by Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Lender shall determine in its discretion.

6.3Due Date Extension.  If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day  (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

6.4Setoff.  Borrower, for itself and each other Loan Party, agrees that Lender has all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Lender may apply to the payment of any Obligations of Borrower and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower and each other Loan Party then or thereafter with Lender.

6.5Taxes.

(a)To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)If Borrower makes any payment to a Lender hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any Taxes withheld or imposed with respect

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to the additional payments required under this Section 6.5(b)), such Lender receives an amount equal to the sum it would have received had no such deduction or withholding on account of Taxes been made.  To the extent Borrower withholds any Taxes on payments hereunder or under any Loan Document, Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Lender within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Lender) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)If Lender is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against Lender with respect to amounts received or receivable hereunder or under any other Loan Document, Borrower will indemnify such Person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any Taxes imposed as a result of the receipt of the payment under this Section 6.5(c).  A certificate prepared in good faith as to the amount of such payment by Lender shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)Each Lender shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(e)If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6.5 (including by the payment of additional amounts pursuant to this Section 6.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority.  Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

SECTION 7.INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

7.1Increased Costs.  (a)  If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any

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applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:  (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender; or (ii) shall impose on Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender (or any LIBOR Office of Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction.

(b)If Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by Lender or any Person controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder or under any Letter of Credit to a level below that which Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction.

7.2Basis for Determining Interest Rate Inadequate or Unfair.  If:

(a)Lender reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding LIBOR Loans for such Interest Period or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of Lender materially affects such Loans;

then Lender shall promptly notify Borrower and, so long as such circumstances shall continue, (i) Lender shall not be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

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7.3Changes in Law Rendering LIBOR Loans Unlawful.  If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of Lender cause a substantial question as to whether it is) unlawful for Lender to make, maintain or fund LIBOR Loans, then Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by Lender which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.  Each Base Rate Loan made by Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

7.4Funding Losses.  Borrower hereby agrees that upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, Borrower will indemnify Lender against any net loss or expense which Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain any LIBOR Loan), as reasonably determined by Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 7.3) or (b) any failure of Borrower to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement. For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable.

7.5Right of Lender to Fund through Other Offices.  Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by Lender and the obligation of Borrower to repay such Loan shall nevertheless be to Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

7.6Discretion of Lender as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

7.7Mitigation of Circumstances.  Lender shall promptly notify Borrower of any event of which it has knowledge which will result in, and will use reasonable commercial efforts

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available to it (and not, in Lender’s sole judgment, otherwise disadvantageous to Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Sections 6.5 or 7.1 or (ii) the occurrence of any circumstances described in Section 7.2 or 7.3 (and, if Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, Lender shall promptly so notify Borrower). Without limiting the foregoing, Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation will not, in Lender’s sole judgment, be otherwise disadvantageous to Lender.

7.8Conclusiveness of Statements; Survival of Provisions.  Determinations and statements of Lender pursuant to Sections 7.1, 7.2, 7.3, or 7.4 shall be conclusive absent demonstrable error.  Lender may use reasonable averaging and attribution methods in determining compensation under Sections 7.1 and 7.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Note(s), expiration or termination of the Letters of Credit and termination of this Agreement.

SECTION 8.COLLATERAL AND COLLATERAL ADMINISTRATION.

8.1Grant.  Each Loan Party hereby assigns and transfers to Lender and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations or the Loan Guarantor Obligations, as the case may be.

8.2[Reserved].

8.3Certain Matters Relating to Receivables.  (a)  At any time and from time to time after the occurrence and during the continuance of an Event of Default, Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Loan Party shall furnish all such assistance and information as Lender may require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Lender’s request and at the expense of the relevant Loan Party, such Loan Party shall cause independent public accountants or others satisfactory to Lender to furnish to Lender reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b)Lender hereby authorizes each Loan Party to collect such Loan Party’s Receivables, and Lender may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.  If required by Lender at any time after the occurrence and during the continuance of an Event of Default, any Proceeds of Receivables, when collected by any Loan Party, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to Lender if required, in a collateral account maintained under the sole dominion and control of Lender, subject to withdrawal by Lender for its own account only as provided in Section 8.7, and (ii) until so turned over, shall be held by such Loan Party in trust for Lender, segregated from other funds of such Loan Party.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the Proceeds included in the deposit.

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(c)At any time and from time to time after the occurrence and during the continuance of an Event of Default, at Lender’s request, each Loan Party shall deliver to Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

8.4Communications with Obligors; Loan Parties Remain Liable.  (a)  Lender in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Lender’s satisfaction the existence, amount and terms of any Receivables.

(b)Upon the request of Lender at any time after the occurrence and during the continuance of an Event of Default, each Loan Party shall notify obligors on the Receivables that the Receivables have been assigned to Lender and that payments in respect thereof shall be made directly to Lender.

(c)Anything herein to the contrary notwithstanding, each Loan Party shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Lender shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any Proceeds relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of any Loan Party under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any Proceeds received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)For the purpose of enabling Lender to exercise rights and remedies under this Agreement, each Loan Party hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

8.5Investment Property.  (a)  Unless an Event of Default shall have occurred and be continuing and Lender shall have given notice to the relevant Loan Party of Lender’s intent to exercise its corresponding rights pursuant to Section 8.5(b), each Loan Party shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in this Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document.

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(b)If an Event of Default shall occur and be continuing and Lender shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties, (i) Lender shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as Lender may determine, and (ii) any or all of the Investment Property shall be registered in the name of Lender or its nominee, and upon such notice being given Lender or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the Capital Securities of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Loan Party or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Loan Party hereunder to (i) comply with any instruction received by it from Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Lender.

8.6Proceeds to be Turned Over to Lender.  In addition to the rights of Lender specified in Section 8.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Loan Party consisting of cash, checks and other cash equivalent items shall be held by such Loan Party in trust for Lender, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to Lender in the exact form received by such Loan Party (duly indorsed by such Loan Party to Lender, if required).  All Proceeds received by Lender hereunder shall be held by Lender in a collateral account maintained under its sole dominion and control.  All Proceeds, while held by Lender in any collateral account (or by such Loan Party in trust for Lender) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 8.7.

8.7Application of Proceeds.  At such intervals as may be agreed upon by Borrower and Lender, or, if an Event of Default shall have occurred and be continuing, at any time at Lender’s election, Lender may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as Lender shall determine in its discretion.  Any part of such funds which Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to the applicable Loan Party or to whomsoever may be lawfully

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entitled to receive the same.  Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Loan Party or to whomsoever may be lawfully entitled to receive the same.  In the absence of a specific determination by Lender, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

FIRST, to the payment of all fees, costs, expenses and indemnities of Lender (in its capacity as such), including Attorney Costs, until paid in full;

SECOND, to the payment of any Secured Obligations owing to Lender in respect of sums advanced by Lender to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full;

THIRD, to the payment of all Secured Obligations (other than Bank Product Obligations and Hedging Obligations) consisting of accrued and unpaid interest owing to Lender, until paid in full;

FOURTH, to the payment of all Secured Obligations (other than Bank Product Obligations and Hedging Obligations) consisting of principal owing to Lender and any unpaid reimbursement obligations owing to Issuing Lender, ratably, until paid in full;

FIFTH, to the payment to Lender of an amount equal to 105% of the aggregate Stated Amount of all outstanding Letters of Credit to be held as Cash Collateral in respect of such obligations;

SIXTH to the payment of all Bank Products Obligations and Hedging Obligations owing to Lender or its Affiliates, until paid in full;

SEVENTH, to the payment of all other Secured Obligations owing to Lender, until paid in full; and

EIGHTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.

8.8Code and Other Remedies.  If an Event of Default shall occur and be continuing, Lender, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.  Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk.  Lender shall have

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the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released.  Each Loan Party further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Loan Party’s premises or elsewhere.  Lender shall apply the net proceeds of any action taken by it pursuant to this Section 8.8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including Attorney Costs to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to any Loan Party.  To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

8.9Sale of Pledge Equity.  (a)  Each Loan Party recognizes that Lender may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)Each Loan Party agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 8.9 valid and binding and in compliance with applicable law.  Each Loan Party further agrees that a breach of any of the covenants contained in this Section 8.9 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.9 shall be specifically enforceable against such Loan Party, and such Loan Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.

8.10Waiver; Deficiency.  To the extent permitted by applicable law, each Loan Party waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC.  Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

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8.11Lender’s Appointment as Attorney-in-Fact, etc.

(a)Subject to the limitations provided below, each Loan Party hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Loan Party hereby gives Lender the power and right, on behalf of and at the expense of such Loan Party, without notice to or assent by such Loan Party, to do any or all of the following:

(i)in the name of such Loan Party or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Lender may request to evidence Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby;

(iii)discharge Liens levied or placed on the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)execute, in connection with any sale permitted by Section 8.8 or 8.9, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Loan Party with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such

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conditions, and in such manner, as Lender shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Lender may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and such Loan Party’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Loan Party might do.

Anything in this Section 8.11(a) to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.11(a) unless an Event of Default shall have occurred and be continuing.

(b)If any Loan Party fails to perform or comply with any of its agreements contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)Each Loan Party hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.12Duty of Lender.  Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account.  Neither Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers.  Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder.

8.13Acknowledgements.  Each Loan Party hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby the  Loan Parties and Lender.

8.14Additional Parties.  Each Loan Party that is required to become a party to this Agreement pursuant to Section 10.9(a) of this Agreement shall become a Loan Party for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Exhibit F hereto.

8.15Releases.  (a)  At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Party.  At the request and sole expense of any Loan Party following any such termination, Lender shall deliver to the Loan Parties any Collateral held by Lender hereunder, and execute and deliver to the Loan Parties such documents as the Loan Parties shall reasonably request to evidence such termination.

(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, then Lender, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of Borrower, a Loan Guarantor shall be released from its obligations hereunder in the event that all the Capital Securities of such Loan Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement; provided that Borrower shall have delivered to Lender, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Loan Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

8.16Obligations and Liens Absolute and Unconditional.  Each Loan Party understands and agrees that the obligations of each Loan Party under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party or any other Person against Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Loan Party for the Secured Obligations, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Loan Party or other Person, Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Loan Party or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Loan Party or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset,

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or any release of any other Loan Party or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Loan Party of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Loan Party.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.17Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Loan Party or any Issuer for liquidation or reorganization, should Loan Party or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Loan Party’s or an Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 9.REPRESENTATIONS AND WARRANTIES.

To induce Lender to enter into this Agreement and to induce Lender to make Loans and issue Letters of Credit hereunder, each Loan Party represents and warrants to Lender that:

9.1Organization.  Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2Authorization; No Conflict.  Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of applicable law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Lender created pursuant to the Collateral Documents).

9.3Validity and Binding Nature.  Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to

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bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4Financial Condition.  The audited consolidated financial statements of Borrower as at December 31, 2016, and the company-internally prepared unaudited consolidated financial statements of Borrower as at February 28, 2017, March 31, 2017 and April 30, 2017 copies of each of which have been delivered to Lender, were prepared in accordance with GAAP, and  present fairly, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject, in the case of such unaudited financial statements, to the absence of footnotes and year-end adjustments.

9.5No Material Adverse Change.  Since March 31, 2017, there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole.

9.6Litigation and Contingent Liabilities.  No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened, in writing, against any Loan Party which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6.  Other than any liability incident to such litigation or proceedings, no Loan Party has any material Contingent Liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

9.7Ownership of Properties; Liens.  Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens, filings that have lapsed and filings for which termination statements have been or will be delivered to Lender or filed in due course.

9.8Equity Ownership; Subsidiaries.  All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Lender, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date.  Borrower’s capitalization as of the Closing Date is as set forth on Schedule 9.8, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Borrower.  As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

9.9Pension Plans.  (a)  The Unfunded Liability of all Pension Plans, if any, does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans.  Each Pension Plan, if any, complies in all material respects with all applicable requirements of law and regulations.  No contribution failure under Section 412 of the Code, Section 302 of ERISA or the

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terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect.  There are no pending or, to the knowledge of Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or Borrower or other any member of the Controlled Group with respect to any Pension Plan or any Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability.  Within the past five years, neither Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in any Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect.  No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b)All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10Investment Company Act.  No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.12Regulation U.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

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9.13Taxes.  Each Loan Party has timely filed all material tax returns (or extensions of such returns) required by applicable law to have been filed by it and, to Borrower’s knowledge, has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.  No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.14Solvency, etc.  On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to the Borrower and its Subsidiaries, on a consolidated basis: (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

9.15Environmental Matters.  The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

9.16Insurance.  Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance coverages of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party).  Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.17Real Property; Collateral Locations.  Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.  On the Closing Date, Schedule 9.17 sets forth (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory and

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the Equipment owned by each Loan Party is kept, except with respect to Inventory and Equipment with a fair market value of less than $150,000 (in each case, the aggregate for all Loan Parties) which may be located at other locations and (c) whether each such Collateral location and place of business (including each Loan Party’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor).  No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 9.17 or otherwise permitted pursuant to Section 10.12(c).

9.18Information.  All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.19Intellectual Property.  Each Loan Party owns and possesses or has a license or other right to use all Intellectual Property (including patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights) as is necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.20Burdensome Obligations.  No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.21Labor Matters.  No Loan Party is subject to any labor or collective bargaining agreement.  There are no existing or threatened (in writing) strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.22Anti-Terrorism Laws.  (a) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

(b)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits,

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threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.

(c)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

9.23No Default.  No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

9.24Hedging Agreements.  No Loan Party is a party to, nor will it be a party to, any Hedging Agreement other than (i) Hedging Agreements in favor of Lender and (ii) a bona fide (not speculative) unsecured Hedging Agreement, in form and substance reasonably acceptable to Lender, to protect the Loan Parties against fluctuations in interest rates and with respect to not more than an amount of principal approved in advance, in writing, by Lender in its sole discretion.

9.25Subordinated Debt.  The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by Lender.  All Obligations constitute Senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt.  Borrower acknowledges that Lender is entering into this Agreement and is extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 9.25.

9.26Perfected First Priority Liens.  Upon completion of the filings and other actions set forth in Section 12, the security interests granted pursuant to this Agreement (a) will constitute valid perfected security interests in all of the Collateral in favor of Lender as collateral security for each Loan Party’s Obligations and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law.

9.27Loan Party Information.  As of the Closing Date, Schedule 9.27 sets forth (a) each Loan Party’s jurisdiction of organization, (b) the location of each Loan Party’s chief executive office, (c) each Loan Party’s exact legal name as it appears on its organizational documents and (d) each Loan Party’s organizational identification number (to the extent a Loan Party is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

9.28Certain Property.  None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by the Loan Parties and used by employees of the Loan Parties in the ordinary course of business with an aggregate fair market value of less than $50,000 (in the aggregate for all Loan Parties).

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9.29Investment Property.  (a) The Pledged Equity pledged by each Loan Party hereunder constitutes all the issued and outstanding Capital Securities of each Issuer owned by such Loan Party or, in the case of any foreign Subsidiary (other than the Immaterial Foreign Subsidiaries) or Foreign Subsidiary Holding Company, 65% of all issued and outstanding Capital Securities of such foreign Subsidiary or Foreign Subsidiary Holding Company, as applicable.

(b)All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(c)Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d)As of the Closing Date, Schedule 9.29 lists all Investment Property owned by each Loan Party.  Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

9.30Intellectual Property.  (a)  Schedule 9.30 lists all Intellectual Property owned by such Loan Party in its own name on the Closing Date that is the subject of an issued patent, a registration or an application for patent or registration.

(b)On the Closing Date, all material Intellectual Property owned by any Loan Party (i) is subsisting and unexpired and, to Company’s knowledge, valid and enforceable, and (ii) has not been abandoned.

(c)Except as set forth in Schedule 9.30, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor (excluding nonexclusive licenses granted to customers or contractors of such Loan Party in the ordinary course of business consistent with past practice).

(d)Each Loan Party owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Loan Party, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.31Depositary and Other Accounts.  All depositary and other accounts maintained by each Loan Party as of the Closing Date are described on Schedule 9.31 hereto, which description includes for each such account the name of the Loan Party maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

SECTION 10.AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been

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terminated or Cash Collateralized, Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will:

10.1Reports, Certificates and Other Information.  Furnish to Lender:

10.1.1Annual Report.  Promptly when available and in any event on or before the earlier to occur of (x) 120 days after the close of each Fiscal Year or (y) 5 days after the filing of its consolidated annual financial statements with the SEC, a copy of the annual report of Borrower for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Borrower and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Lender, together with a management discussion and analysis certified by a Senior Officer of the Borrower (it being acknowledged that the timely delivery of a copy of the Borrower’s Form 10-K annual report filed with the SEC for such Fiscal Year containing a customary management discussion and analysis shall satisfy such requirement to deliver the same pursuant to this Section 10.1.1).

10.1.2Interim Reports.  Promptly when available and in any event within 30 days after the end of each month, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such month, together with consolidated statements of earnings and cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year, certified by a Senior Officer of Borrower.

10.1.3Compliance Certificates.  Contemporaneously with the furnishing of a copy of each report pursuant to Section 10.1.1 and each set of monthly reports for the last month of each Fiscal Quarter pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date such monthly statements and signed by a Senior Officer of Borrower, containing a computation of each of the financial covenants and restrictions set forth in Section 11.13 and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

10.1.4Reports to the SEC and to Shareholders.  Promptly upon the filing or sending thereof and in any event within 5 days of such filing or sending, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.1.5Notice of Default, Litigation and ERISA Matters.  Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the Subsidiary affected thereby with respect thereto:

(a)the occurrence of an Event of Default or a Default;

(b)any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of

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Borrower, is threatened in writing against any Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

(c)the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the Contingent Liability of Borrower with respect to any post-retirement welfare benefit plan or other employee benefit plan of Borrower or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d)any cancellation or material change in any insurance maintained by any Loan Party;

(e)any other event (including (i) any violation of any Environmental Law by any Loan Party or the assertion of any Environmental Claim against any Loan Party or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect;

(f)any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of Lender to exercise any of its remedies hereunder; or

(g)the occurrence of any other event which could reasonably be expected to have a material effect on the aggregate value of the Collateral or on the Liens created hereby.

10.1.6Borrowing Base Certificates.  Within thirty (30) days of the end of each month, a Borrowing Base Certificate, including a churn analysis, dated as of the end of such month and executed by a Senior Officer of Borrower on behalf of Borrower (provided that at any time an Event of Default exists and is continuing, Lender may require Borrower to deliver Borrowing Base Certificates and/or aging reports more frequently).

10.1.7Management Reports.  Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by independent auditors in connection with each annual or interim, if any, audit made by such auditors of the books of Borrower.

10.1.8Projections.  As soon as practicable, and in any event not later than 30 days prior to the commencement of each Fiscal Year, financial projections for Borrower and its Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by Borrower to Lender prior to the Closing Date and in form and substance reasonably satisfactory to Lender and accompanied by a certificate of a Senior

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Officer of Borrower on behalf of Borrower to the effect that (a) such projections were prepared by Borrower in good faith, (b) Borrower has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

10.1.9Subordinated Debt Notices.  Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

10.1.10Other Information.  Promptly from time to time, such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning the Loan Parties, their properties or business, as Lender may reasonably request.

10.2Books, Records and Inspections.  Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, Lender or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists) Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with Lender or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, Lender and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral.  All such inspections or audits by Lender shall be at Borrower’s expense; provided that so long as no Default or Event of Default exists and is continuing, Borrower shall not be required to reimburse Lender for inspections or audits more frequently than once each Fiscal Year.

10.3Maintenance of Property; Insurance.  (a)  Keep, and cause each other Loan Party to keep, all property useful or necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b)Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of Lender, furnish to Lender original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties.  Borrower shall cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as loss payee with respect to each policy of property or casualty insurance and naming Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 20 days’ notice will be given to Lender prior to any

26385498.9	46

cancellation, amendment or nonrenewal (10 days’ notice in the event of a cancellation for non-payment of premium) of such policy and (iii) reasonably acceptable in all other respects to Lender.  Borrower shall execute and deliver to Lender a collateral assignment, in form and substance satisfactory to Lender, of each business interruption insurance policy maintained by Borrower.

(c)UNLESS BORROWER PROVIDES LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, LENDER MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT LENDER’S INTERESTS IN THE COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS.  THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL.  BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING LENDER WITH EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT.  IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF SUCH INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4Compliance with Laws; Payment of Taxes and Liabilities.  (a)  Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, cause each Loan Party to ensure that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it contests the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any Collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

10.5Maintenance of Existence, etc.  Maintain and preserve, and (subject to Section 11.4) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each

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jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6Use of Proceeds.  Use the proceeds of the Loans and the Letters of Credit solely for working capital purposes, any Permitted Acquisitions, to repay the Debt to be Repaid, Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

10.7Employee Benefit Plans.

(a)Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

10.8Environmental Matters.  Borrower shall, and shall cause each of the other Loan Parties to, comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

10.9Further Assurances.  (a)  Take, and cause each other Loan Party to take, such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first priority perfected Lien in favor of Lender (subject to Permitted Liens) on substantially all of the assets of Borrower and each Loan Party intended to constitute Collateral (as well as all Capital Securities of each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary (other than the Immaterial Foreign Subsidiaries) and each direct Foreign Subsidiary Holding Company and guaranteed by each Loan Party (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as Lender may determine, including (i) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (ii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.  Notwithstanding anything in this Agreement or any Loan Document to the contrary, in no event shall any foreign Subsidiary or Foreign Subsidiary Holding Company be required to be a Loan Guarantor or to grant any security interest in any of its assets.

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(b)At any time and from time to time, upon the written request of Lender, and at the sole expense of such Loan Party, such Loan Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable Lender to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

10.10Deposit Accounts.  Unless Lender otherwise consents in writing, in order to facilitate Lender’s maintenance and monitoring of their security interests in the Collateral, within 60 days from the Closing Date and at all times thereafter, each Loan Party will maintain all of its principal deposit accounts with Lender; provided, Borrower shall be permitted to maintain (i) those deposit accounts existing on the Closing Date used for the sole purpose of cash collateralizing the Existing Letters of Credit so long as the aggregate amount on deposit in such accounts does not exceed the amount required to cash collateralize the then outstanding Existing Letters of Credit and (ii) other deposit accounts with other banks so long as the aggregate amount on deposit in such other deposit accounts does not exceed $50,000 at any time and, to the extent reasonably requested by Lender with respect to any such deposit account, such deposit account is subject to a deposit account control agreement reasonably satisfactory to Lender.

10.11Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral in excess of $50,000 (in the aggregate for all Loan Parties) shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the UCC.  In the event that a Default or an Event of Default shall have occurred and be continuing, upon the request of Lender, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Lender and at such time being held by any Loan Party shall be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the UCC.

10.12Maintenance of Perfected Security Interest; Further Documentation.  (a)  Each Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 9.26 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)Each Loan Party will furnish to Lender from time to time statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail.

(c)Each Loan Party shall not, except upon 30 days’ prior written notice to Lender and delivery to Lender of all additional financing statements and other documents reasonably requested

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by Lender as to the validity, perfection and priority of the security interests provided for herein, permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 9.17 (or any such notice provided under this Section 10.12(c) from time to time), except with respect to Inventory and Equipment with a fair market value of less than $150,000 (in the aggregate for all Loan Parties) which may be located at other locations.

10.13Investment Property.  (a)  If a Loan Party shall become entitled to receive or shall receive any certificate, option or rights in respect of the Capital Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly indorsed by such Loan Party to Lender, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Loan Party and with, if Lender so requests, signature guarantied, to be held by Lender, subject to the terms hereof, as additional Collateral for the Secured Obligations.  Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Lender to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Lender, be delivered to Lender to be held by it hereunder as additional Collateral for the Secured Obligations.  Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of such Loan Party, as additional Collateral for the Secured Obligations.

(b)Without the prior written consent of Lender, no Loan Party will (i) except for Borrower, with respect to its own Capital Securities, vote to enable, or take any other action to permit, any Issuer to issue any Capital Securities of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Securities of any nature of any Issuer, except, in each case, as pursuant to a transaction expressly permitted by this Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except, in each case, as permitted by this Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Loan Party or Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Loan Party with respect to Persons in which such Loan Party maintains an ownership interest of 50% or less.

(c)In the case of each Loan Party which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lender promptly

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in writing of the occurrence of any of the events described in Section 10.13(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 8.5(c) and 8.9 shall apply to such Loan Party with respect to all actions that may be required of it pursuant to Section 8.5(c) or 8.9 regarding the Investment Property issued by it.

10.14Receivables.  (a)  Other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Loan Party, each Loan Party will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)Each Loan Party will deliver to Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 15% of the aggregate amount of the then outstanding Receivables for all Loan Parties.

10.15Intellectual Property.  (a)  Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) will (i) continue to use each Trademark that is material to its business (as determined by the Loan Party in its reasonable business judgment) in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark in a manner that is substantially similar to the quality of such products and services immediately prior to the date of this Agreement, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent that is material to its business (as determined by the Loan Party in its reasonable business judgment) may become forfeited, abandoned or dedicated to the public.

(c)Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party (either itself or through licensees) (i) will maintain each Copyright material to its business (as determined by the Loan Party in its reasonable business judgment) and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of any such Copyrights may become invalidated or otherwise impaired.  Each Loan Party will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)Except as would not reasonably be expected to have a Material Adverse Effect:, each Loan Party (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business (as determined by the Loan Party in its reasonable business judgment) to infringe the intellectual property rights of any other Person.

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(e)Each Loan Party will notify Lender promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Loan Party’s ownership of, or the validity of, any material Intellectual Property or such Loan Party’s right to register the same or to own and maintain the same.

(f)Whenever such Loan Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Loan Party shall report such filing to Lender concurrently with the next delivery of financial statements of Borrower pursuant to Section 10.1 of this Agreement. Upon the request of Lender, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby

(g)Each Loan Party will take commercially reasonable steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h)In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Loan Party shall take such actions as such Loan Party shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

10.16Other Matters.

(a) As of the Closing Date (or later at Lender’s discretion), Borrower shall provide a duly executed Collateral Access Agreement with respect to Borrower’s Chicago, Illinois location. After the Closing Date, any Loan Party shall cause to be delivered to any bailee Inventory or other property that has a fair market value in excess of $150,000 or leases real property at which Inventory or other property is located that has a fair market value in excess of $150,000, such Loan Party shall use reasonable efforts to cause such bailee or the landlord of such real property to sign a Collateral Access Agreement, provided that the value of such Inventory and other property, taken collectively with the value of all other Inventory and property stored at locations where no Collateral Access Agreement is in place, equals or exceeds $250,000.  Such requirement may be waived at the option of Lender.

(b)Each Loan Party authorizes Lender to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Loan Party or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Loan Party agrees to furnish

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any such information to Lender promptly upon request.  Any such financing statement, continuation statement, or amendment may be signed by Lender on behalf of any Loan Party and may be filed at any time in any jurisdiction.

(c)Each Loan Party shall, at any time and from time to time, take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Collateral having a value in excess of $150,000, stating that the bailee holds such Collateral for Lender, (ii) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein.  If any Loan Party shall at any time, acquire a Commercial Tort Claim in excess of $100,000, such Loan Party shall promptly notify Lender thereof in writing and supplement Schedule 10.16, therein providing a reasonable description and summary thereof, and upon delivery thereof to Lender, such Loan Party shall be deemed to thereby grant to Lender (and such Loan Party hereby grants to Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(d)Without limiting the generality of the foregoing, if any Loan Party at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

10.17This Agreement.  Each of the Loan Parties (other than Borrower) covenants that it will, and, if necessary, will cause or enable Borrower to, fully comply with each of the covenants and other agreements set forth in this Agreement.

SECTION 11.NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or Cash Collateralized, Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will:

11.1Debt.  Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)Obligations under this Agreement and the other Loan Documents;

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(b)Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $7,000,000;

(c)(i) Debt of any Loan Party owed to any other Loan Party, (ii) Debt of any Loan Party or Subsidiary that is not a Loan Party owed to any Subsidiary that is not a Loan Party, (iii) Debt of any Subsidiary that is not a Loan Party owed to any Loan Party that is outstanding as of the Closing Date and disclosed on Schedule 11.1, and (iv) Debt of any Subsidiary that is not a Loan Party owed to any Loan Party advanced after the Closing Date; provided that the aggregate amount of such Debt permitted under this clause (iv) at any time outstanding shall not exceed $100,000; provided, further, that any such Debt described in this Section 11.1(c) owing to a Loan Party shall be unsecured and shall not bear interest;

(d)Subordinated Debt;

(e)Hedging Obligations approved by Lender and incurred in favor of Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(f)Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased; and

(g)Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with any Permitted Acquisitions, and purchasers in connection with dispositions permitted under Section 11.4;

(h)the Existing Letters of Credit; and

(i)Other Debt in an aggregate amount not to exceed $100,000 outstanding at any time.

11.2Liens.  Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b)Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

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(c)Liens described on Schedule 11.2 as of the Closing Date;

(d)subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired and the proceeds thereof;

(e)attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(g)Liens arising under the Loan Documents;

(h)Liens on cash deposited as cash collateral for the Existing Letters of Credit in an aggregate amount at any time not to exceed the amount then necessary to cash collateralize the then outstanding Existing Letters of Credit pursuant to the term thereof as in effect on the Closing Date; and

(i)Judgment Liens not constituting an Event of Default under Section 13.1.8.

11.3Restricted Payments.  Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing.  Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to Borrower; (ii) the holders of Series B stock issued by Borrower may convert such stock into common stock of Borrower from time to time; and (iii) Borrower may pay dividends in an amount not exceeding $150,000 in the aggregate in any calendar year in connection with such conversion of Series B stock to the extent required by the terms of such conversion, provided that no Event of Default shall exist or would be created thereby.

11.4Mergers, Consolidations, Sales.  Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, (b) sell, transfer, dispose of, convey or lease any of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of Inventory and licensing of Intellectual Property and Software in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except, in the cases of each of the foregoing clauses (a), (b) and (c), for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by

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Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; and (iii) Permitted Acquisitions. For the avoidance of doubt, Borrower may merge, consolidate or dissolve any Foreign Subsidiary Holding Company, provided that all of the Subsidiaries of such Foreign Subsidiary Holding Company are Immaterial Foreign Subsidiaries.

11.5Modification of Organizational Documents, Etc.

(a)Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender;

(b)Not and not permit any Loan Party to change, its legal name, state of formation or its organizational form.

11.6Transactions with Affiliates.  Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, except for intercompany Investments between the Loan Parties and any Wholly-Owned Subsidiary of a Loan Party to the extent expressly permitted under Section 11.10(a).

11.7Unconditional Purchase Obligations.  Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.8Inconsistent Agreements.  Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to Lender, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

11.9Business Activities; Issuance of Equity.  Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the Closing Date hereof and businesses reasonably related thereto.  Not permit any Subsidiary of the Borrower to issue any

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Capital Securities other than any issuance by a Subsidiary to Borrower or another Subsidiary in accordance with Section 11.3 or pursuant to an Investment permitted under Section 11.10(a).

11.10Investments.  Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a)(x) contributions by Borrower or any Loan Party to the capital of any other Loan Party, or by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, (y) contributions by Borrower or any other Loan Party to the capital of any foreign Wholly-Owned Subsidiary in an aggregate amount not to exceed $100,000 during the term of this Agreement, and (z) contributions by a Loan Party to another Loan Party or to a Subsidiary of a Loan Party arising in connection with a recharacterization of Debt permitted under clause (iii) of Section 11.1(c);

(b)Investments constituting Debt permitted by Section 11.1;

(c)Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

(d)Cash Equivalent Investments;

(e)bank deposits in the ordinary course of business, provided that all such deposits are with Lender, or in deposit accounts otherwise permitted under Section 10.10;

(f)Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(g)Investments to consummate Permitted Acquisitions;

(h)Investments listed on Schedule 11.10 as of the Closing Date; and

(i)other Investments in an aggregate amount not to exceed $100,000 in any fiscal year.

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (c), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default exists or would result therefrom.

11.11Restriction of Amendments to Certain Documents.  Not amend or otherwise modify, or waive any rights under any provisions of any Subordinated Debt without the prior written consent of Lender.

11.12Fiscal Year.  Not change its Fiscal Year.

11.13Financial Covenants.

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11.13.1Total Revenue.  Not permit Total Revenue as of the of last day of each Fiscal Quarter to be less than the amount set forth below for the period ending on such date:

Year to Date Period Ending	Minimum Total Revenue
June 30, 2017	$18,319,002
September 30, 2017	$28,168,987

Trailing Twelve-Month Period Ending	Minimum Total Revenue
December 31, 2017	$39,542,625
March 31, 2018	$41,811,956
June 30, 2018	$44,332,178
September 30, 2018	$47,349,202
December 31, 2018	$50,830,431
Last day of each month of each Fiscal Quarter thereafter

85% of budgeted revenue, as determined by Lender in its reasonable discretion based upon the projections for such Fiscal Year delivered pursuant to and in accordance with Section 10.1.8.  Notwithstanding the percentage noted above, Lender shall have discretion to reasonably set the covenant level to plan consistent with the historical levels but in no event shall the covenant levels be less than the prior tested period.

11.13.2Adjusted EBITDA.  Not permit Adjusted EBITDA of the Borrower as of the of last day of each Fiscal Quarter to be less than the amount of set forth below for the period ending on such date:

Four-Fiscal Quarter Period Ending	Minimum Adjusted EBITDA
June 30, 2017	($2,000,000)
September 30, 2017	($1,250,000)
December 31, 2017	$0
March 31, 2018	$250,000
June 30, 2018	($200,000)
September 30, 2018	$1,250,000
December 31, 2018	$3,000,000
Last day of each Fiscal Quarter of each Fiscal Year thereafter

An amount to be determined by the Lender after its receipt of the projections for such Fiscal Year delivered pursuant to and in accordance with Section 10.1.8, which shall be set in a manner reasonably consistent as used to establish the covenant levels set forth above.

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11.14Cancellation of Debt.  Not, and not permit any other Loan Party to, waive, cancel any claim or debt owing to it, except for (a) reasonable consideration or in the ordinary course of business and (b) the cancellation of debts or claims owed by any employees, officers or directors not to exceed $100,000 in the aggregate during the term of this Agreement.

SECTION 12.EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligations of Lender to make its Loans and of the Issuing Lender to issue Letters of Credit are subject to the following conditions precedent:

12.1Initial Credit Extension.  The obligation of Lender to make the initial Loans and the obligation of the Issuing Lender to issue initial Letters of Credit is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (b) Lender shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to Lender), in form and substance satisfactory to Lender (and the date on which all such conditions precedent have been satisfied or waived in writing by Lender is called the “Closing Date”):

12.1.1Agreement and Notes.  This Agreement and a Note.

12.1.2Authorization Documents.  For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by Lender; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3Consents, etc.  Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4Letter of Direction.  A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

12.1.5Collateral Documents.  A counterpart of all Collateral Documents executed by each applicable party thereto, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

12.1.6Perfection Certificate.  A Perfection Certificate completed and executed by each Loan Party.

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12.1.7Fee Letter. A counterpart of the Fee Letter executed by the Borrower.

12.1.8Opinions of Counsel.  Opinions of counsel to the Loan Parties, including local counsel reasonably requested by Lender.

12.1.9Insurance.  Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Lender has been named as a loss payee and an additional insured on all related insurance policies.

12.1.10Payment of Fees.  Evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable to Lender on the Closing Date, together with all Attorney Costs of Lender to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Lender’s reasonable estimate of Attorney Costs incurred or to be incurred by Lender through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Lender).

12.1.11Solvency Certificate.  A Solvency Certificate executed by a Senior Officer of Borrower.

12.1.12Search Results; Lien Terminations.  Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as Lender may reasonably request.

12.1.13Filings, Registrations and Recordings.  Lender shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under applicable law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender a perfected Lien on the Collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.14Closing Certificate, Consents and Permits.  A certificate executed by an officer of Borrower on behalf of Borrower certifying the matters set forth in Section 12.2.1 as of the Closing Date.

12.1.15Borrowing Base Certificate.  A Borrowing Base Certificate dated as of the Closing Date.

12.1.16Field Exam.  The Lender shall have conducted a field examination with respect to the Borrower and the results of such exam shall be reasonably satisfactory to Lender.

12.1.17Other.  Such other documents as Lender may reasonably request.

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12.2Conditions.  The obligation of (a) Lender to make each Loan and (b) the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent:

12.2.1Compliance with Warranties, No Default, etc.  Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)no Default or Event of Default shall have then occurred and be continuing.

12.2.2Confirmatory Certificate.  If requested by Lender, Lender shall have received a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of Borrower as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or issuance of such Letter of Credit), together with such other documents as Lender may reasonably request in support thereof.

SECTION 13.EVENTS OF DEFAULT AND THEIR EFFECT.

13.1Events of Default.  Each of the following shall constitute an Event of Default under this Agreement:

13.1.1Non-Payment of the Loans, etc.  Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by Borrower hereunder or under any other Loan Document.

13.1.2Non-Payment of Other Debt.  Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3Other Material Obligations.  Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly

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or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

13.1.4Bankruptcy, Insolvency, etc.  Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 90 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5Non-Compliance with Loan Documents.  (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Section 10.1.1, 10.1.2, 10.1.3, 10.1.4, 10.1.5(a), 10.1.6, 10.1.8, 10.3(a), 10.5, 10.6, or SECTION 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this SECTION 13) and the continuance of such failure described in this clause (b) for 30 days.

13.1.6Representations; Warranties.  Any representation or warranty made by any Loan Party herein or any other Loan Document is false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7Pension Plans.  (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.

13.1.8Judgments.  Final judgments which exceed an aggregate of $250,000 above that which is covered by insurance for which insurer has not declined coverage shall be rendered against any Loan Party and shall not have been paid, bonded, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

13.1.9Invalidity of Collateral Documents, etc.  Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan

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Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.10Invalidity of Subordination Provisions, etc.  Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

13.1.11[Intentionally Omitted]

13.1.12Material Adverse Effect.  The occurrence of any event having a Material Adverse Effect.

13.1.13[Intentionally Omitted]

13.1.14Key Accounts. With respect to any of the Borrower’s customers identified as a key account in writing by the Lender and delivered to the Borrower prior to the Closing Date, the cancellation or non-renewal of a majority (in number) of the customer subscription agreements with such customer in effect on the Closing Date.

13.2Effect of Event of Default.  If any Event of Default described in Section 13.1.4 shall occur in respect of Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and Borrower shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Lender may declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that Borrower immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or Borrower shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind.  Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.  Any cash collateral delivered hereunder shall be held by Lender (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit.  After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by Lender to any remaining Obligations hereunder and any excess shall be delivered to Borrower or as a court of competent jurisdiction may elect.

SECTION 14.GENERAL.

14.1Waiver; Amendments.  No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect

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to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender and in the case of an amendment or modification, the Borrower and each other applicable Loan Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.2Confirmations.  Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

14.3Notices.  Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose.  Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.  For purposes of Sections 2.2.2 and 2.2.3, Lender shall be entitled to rely on telephonic instructions from any person that Lender in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Lender harmless from any loss, cost or expense resulting from any such reliance.

14.4Computations.  Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if Borrower notifies Lender that Borrower wishes to amend any covenant in SECTION 10 or Section 11.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Lender notifies Borrower that Lender wishes to amend SECTION 10 or Section 11.13 (or any related definition) for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and Lender.

14.5Costs and Expenses.  (a)  Each Loan Party, jointly and severally, agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses of Lender (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by Lender after an Event of Default that is continuing in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof.  In addition, each Loan Party agrees to pay, and to

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save Lender harmless from all liability for, any fees of Borrower’s auditors in connection with any reasonable exercise by Lender of their rights pursuant to Section 10.2. This Section 14.5(a) shall not apply to taxes, other than Taxes that represent losses, claims, damages, etc. arising from a non-tax claim.

(b)Each Loan Party agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, recording, documentary or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)The agreements and obligations in this Section 14.5 shall be Secured Obligations and shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

14.6GOVERNING LAW.  THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

14.7Confidentiality.  (a)  As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services.  Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any Assignee or Participant or potential Assignee or Participant in each case that has agreed to comply with the covenant contained in this Section 14.7 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Lender is a party; (f) to any nationally recognized rating agency that requires access to information about Lender’s investment portfolio in connection with ratings issued with respect to Lender; (g) to any Affiliate of Lender, the Issuing Lender or any other Person who may provide Bank Products to the Loan Parties; (h) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential; or (i) that ceases to be confidential through no fault of Lender.  Notwithstanding the foregoing, Borrower consents to (x) the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and (y) Lender may provide to industry trade organizations information necessary and customary for inclusion in league table measurements.  If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between

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Borrower and Lender conflicts with or contradicts this Section 14.7 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

14.8Severability.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.9Nature of Remedies.  All Obligations of the Loan Parties and rights of Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.  No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.10Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 4.2).

14.11Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.  Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals.

14.12Successors and Assigns.  This Agreement shall be binding upon the Loan Parties, Lender and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, Lender and its successors and assigns.  No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Lender.

14.13Assignments; Participations.

14.13.1Assignments.  (a) Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of its Loans and Commitments, with the prior written consent of Borrower, so long as no Event of Default exists (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by Lender to an Affiliate of Lender).  Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three Business Days after notice thereof.

(b)From and after the date on which the conditions described above have been met, (i) such Assignee shall upon notation in the register become a party hereto and, to the extent that

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rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Lender and the Assignee, shall have the rights and obligations of Lender hereunder and (ii) Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder.  Upon the request of the Assignee (and, as applicable, Lender) pursuant to an effective assignment agreement, Borrower shall execute and deliver to the Assignee (and, as applicable, Lender) a Note in the principal amount of the Assignee’s pro rata share of the Revolving Commitment (and, as applicable, a Note in the principal amount of the pro rata share of the Revolving Commitment retained by Lender).  Each such Note shall be dated the effective date of such assignment.  Upon receipt by Lender of such Note, Lender shall return to Borrower any prior Note held by it.

(c)Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

(d)PrivateBank shall maintain a copy of each such assignment delivered to it and a register for the recordation of the names and addresses of the Lender(s), and the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

14.13.2Participations.  Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”).  In the event of a sale by Lender of a participating interest to a Participant, (a) Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender.  Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lender, and Lender agrees to share with each Participant, on a pro rata basis.  Borrower also agrees that each Participant shall be entitled to the benefits of Section 6.5 or SECTION 7 as if it were Lender(subject to the requirements and limitations therein, including the requirements under Section 6.5(d)) to the same extent as if it were a Lender and had acquired its interest by assignment provided that such Participant (A) agrees to be subject to the provisions of Section 7.7 as if it were a Lender; and (B) shall not be entitled to receive any greater payment under Sections 6.5 or Section 7, with respect to any participation, than its participating Lender

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would have been entitled to receive .  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

14.14Captions.  Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

14.15Customer Identification - USA Patriot Act Notice.  Lender (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow Lender, as applicable, to identify the Loan Parties in accordance with the Act.

14.16INDEMNIFICATION BY LOAN PARTIES.  IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT LENDER AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH LOAN PARTY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION.  IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM

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CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 14.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

14.17Nonliability of Lender.  The relationship between Borrower on the one hand and Lender on the other hand shall be solely that of borrower and lender.  Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Lender undertakes no responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations.  Each Loan Party agrees that Lender shall have no liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).  Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party.  No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and Lender.

14.18FORUM SELECTION AND CONSENT TO JURISDICTION.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION

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AS SET FORTH ABOVE.  EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.19WAIVER OF JURY TRIAL.  EACH LOAN PARTY AND LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 15.LOAN GUARANTY.

15.1Guaranty.  (a)  Each of the Loan Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of Borrower Obligations.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Loan Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Loan Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 15.2).

(c)Each Loan Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Loan Guarantor hereunder without impairing the guaranty contained in this SECTION 15 or affecting the rights and remedies of Lender hereunder.

(d)The guaranty contained in this SECTION 15 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(e)No payment made by Borrower, any of the Loan Guarantors, any other guarantor or any other Person or received or collected by Lender from Borrower, any of the Loan Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Loan Guarantor hereunder which shall, notwithstanding any such payment (other than any

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payment made by such Loan Guarantor in respect of the Secured Obligations or any payment received or collected from such Loan Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Loan Guarantor hereunder until the Secured Obligations are Paid in Full.

15.2Right of Contribution.  Each Loan Guarantor hereby agrees that to the extent that a Loan Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Loan Guarantor shall be entitled to seek and receive contribution from and against any other Loan Guarantor hereunder which has not paid its proportionate share of such payment.  Each Loan Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.3.  The provisions of this Section 15.2 shall in no respect limit the obligations and liabilities of any Loan Guarantor to Lender, and each Loan Guarantor shall remain liable to Lender for the full amount guaranteed by such Loan Guarantor hereunder.

15.3No Subrogation.  Notwithstanding any payment made by any Loan Guarantor hereunder or any set-off or application of funds of any Loan Guarantor by Lender, no Loan Guarantor shall be entitled to be subrogated to any of the rights of Lender against Borrower or any other Loan Guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Secured Obligations, nor shall any Loan Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Loan Guarantor in respect of payments made by such Loan Guarantor hereunder, until all of the Secured Obligations are Paid in Full, no Letters of Credit shall be outstanding, and the Commitments are terminated.  If any amount shall be paid to any Loan Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Loan Guarantor in trust for Lender, segregated from other funds of such Loan Guarantor, and shall, forthwith upon receipt by such Loan Guarantor, be turned over to Lender in the exact form received by such Loan Guarantor (duly indorsed by such Loan Guarantor, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Lender may determine.

15.4Amendments, etc. with respect to the Secured Obligations.  Each Loan Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Loan Guarantor and without notice to or further assent by any Loan Guarantor, any demand for payment of any of the Secured Obligations made by Lender may be rescinded by Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection herewith and therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time.  Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this SECTION 15 or any property subject thereto.

Lender may, from time to time, at its sole discretion and without notice to any Loan Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain

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the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

15.5Waivers.  Each Loan Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Lender upon the guaranty contained in this SECTION 15 or acceptance of the guaranty contained in this SECTION 15; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this SECTION 15, and all dealings between Borrower and any of the Loan Guarantors, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this SECTION 15.  Each Loan Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Loan Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

15.6Payments.  Each Loan Guarantor hereby guaranties that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars at the office of Lender specified herein.

[signature pages follow]

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The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

MATTERSIGHT CORPORATION, as Borrower

By:

Name:

Title:

THE PRIVATEBANK AND TRUST COMPANY, as Lender

By:

Name:

Title:

[Signature Page to Loan and Security Agreement]

26385498.9

ANNEX A

COMMITMENTS

Lender	Revolving Commitment Amount
The PrivateBank and Trust Company	$20,000,000
TOTALS	$20,000,000

Annex A

26385498.9

ANNEX B

ADDRESSES FOR NOTICES

MATTERSIGHT CORPORATION, Borrower

200 West Madison Street, Suite 3100

Chicago, Illinois 60606

Attention: Chief Financial Officer, with a copy to General Counsel

Facsimile: (312) 454-3501

THE PRIVATEBANK AND TRUST COMPANY,  Lender and Issuing Lender

120 S. LaSalle St.

Chicago, Illinois 60603

Attention: John Hoesley

Telephone: (312) 564-2711

Facsimile:  (312) 291-2174

Annex B

26385498.9

EXHIBIT A

FORM OF NOTE

[_________  __], 20[__]

$20,000,000.00	Chicago, Illinois

The undersigned, for value received, promises to pay to the order of The PrivateBank and Trust Company (“Lender”) at its principal office in Chicago, Illinois the aggregate unpaid principal amount of all Loans made to the undersigned by Lender pursuant to the Loan and Security Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Loan and Security Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan and Security Agreement, dated as of [_______ ___], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the, “Loan and Security Agreement,” and capitalized terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), among the undersigned, the other Loan Parties from time to time party thereto, and Lender, to which Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

MATTERSIGHT CORPORATION

By:**FORM FOR EXHIBIT PURPOSES ONLY**
**DO NOT SIGN THIS COPY**
Name: **************
Title: **************

Exhibit A to Loan and Security Agreement

26385498.9

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:The PrivateBank and Trust Company, as Lender

Please refer to the Loan and Security Agreement dated as of [_______ ___], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto, and The PrivateBank and Trust Company, as Lender. Capitalized terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

I.

Reports. Enclosed herewith is a copy of the [annual audit/monthly] financial reports of Borrower as at ___________________ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.

Financial Tests.[1] Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan and Security Agreement:

A.Section 11.13.1 – Total Revenue

1.	Total revenue of Borrower (including
recurring and non-recurring revenue)
(Total Revenue): $__________

2.	Minimum Allowed[2] $__________

[1]	Include only for each delivery of the monthly reports for the last month of each Fiscal Quarter.
[2]	Insert the amount which matches the applicable amount set forth in Section 11.13.1.

Exhibit B to Loan and Security Agreement

26385498.9

B.Section 11.13.2 – Adjusted EBITDA

1.	Total consolidated net income of Borrower
and its Subsidiaries $__________

2.	The sum of (during such period):
depreciation and amortization$__________
income tax expense$__________
consolidated total interest expense $__________
non-cash management compensation
expenses $__________
Total $__________

3.	Item (1) plus (2)
(Adjusted EBITDA) $__________

4.	Minimum Allowed[3] $__________

III.Defaults; Events of Default. Borrower further certifies to you that [no Default or Event of Default has occurred and is continuing.]//[each of the following Default(s) and/or Event(s) of Default has occurred and is continuing and below is a description thereof and the steps, if any, being taken to cure such Default(s) and/or Event(s) of Default:

]

Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on ________________, ______.

MATTERSIGHT CORPORATION

By:
Name:
Title:

[3]	Insert the amount which matches the applicable amount set forth in Section 11.13.2.

Exhibit B to Loan and Security Agreement

26385498.9

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

To:	The PrivateBank and Trust Company, as Lender

Please refer to the Loan and Security Agreement dated as of [_______ ___], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto, and The PrivateBank and Trust Company, as Lender. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Loan and Security Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Loan and Security Agreement.

Borrower hereby certifies and warrants to Lender that at the close of business on ______________, ____ (the “Calculation Date”), the Borrowing Base was $__________________, computed as set forth on the schedule attached hereto.

Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on _________________, 20__.

MATTERSIGHT CORPORATION

By:
Name:
Title:

Exhibit C to Loan and Security Agreement

26385498.9

SCHEDULE TO BORROWING BASE CERTIFICATE

Dated as of [____________________]

1.	Monthly Recurring Subscription Revenue as of
Calculation Date $__________

2.	Monthly Recurring Revenue as of the beginning of the 12-month period ending on the Calculation Date $__________

3.	Churn Factor

(a) TTM Recurring Subscription Revenue for the
12-month period ending on the Calculation Date
attributable solely to those customers whose
contracted recurring subscription revenue is
included in Item 2 $__________

(b) Annualized Recurring Subscription Revenue
[Item 2 multiplied by 12] $__________

(c) Item 3(a) divided by Item 3(b) ________%

(d) Churn Factor
[Lesser of Item 3(c) and 100%] ________%

4.	Borrowing Base [5.0 times Item 1 times Item 3(d)] $__________

5.	Revolving Loan Availability
[Lesser of Item 4 and the Revolving Commitment] $__________

6.	Revolving Outstandings $__________

7.	Required Prepayment
[Excess of Item 6 over Item 5] $__________

Exhibit C to Loan and Security Agreement

26385498.9

EXHIBIT D

FORM OF NOTICE OF BORROWING

To:The PrivateBank and Trust Company, as Lender

Please refer to the Loan and Security Agreement dated as of [_________ ___], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto, and The PrivateBank and Trust Company, as Lender. Capitalized terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Loan and Security Agreement, of a request hereby for a borrowing as follows:

(i)The requested borrowing date for the proposed borrowing (which is a Business Day) is __________________, _____.

(ii)The aggregate amount of the proposed borrowing is $_______________.

(iii)The type of Revolving Loans comprising the proposed borrowing are [Base Rate]4 [LIBOR] Loans.

(iv)The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ____________ months (which shall be 1, 2 or 3).

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) no Default or Event of Default has occurred and is continuing; and (ii) each of the representations and warranties contained in the Loan and Security Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relates to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer on _________ ___, 20__.

MATTERSIGHT CORPORATION

By:
Name:
Title:

[4]	Proposed borrowing shall be a LIBOR Loan unless LIBOR is then unavailable.

Exhibit D to Loan and Security Agreement

26385498.9

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

To:The PrivateBank and Trust Company, as Lender

Please refer to the Loan and Security Agreement dated as of [_________ ___], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto, and The PrivateBank and Trust Company, as Lender. Capitalized terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement..

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Loan and Security Agreement, of its request to:

(a)on [ date ] convert $[_______] of the aggregate outstanding principal amount of the [________] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

[(b)on [ date ] continue $[_______] of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Loan and Security Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer on _________ ___, 20__.

MATTERSIGHT CORPORATION

By:
Name:
Title:

Exhibit E to Loan and Security Agreement

26385498.9

EXHIBIT F

FORM OF JOINDER

This JOINDER AGREEMENT (this “Agreement”) dated as of [_________ ___, 20__], is executed by the undersigned for the benefit of The PrivateBank and Trust Company, as Lender (the “Lender”) in connection with that certain Loan and Security Agreement dated as of [_____ __], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto and The PrivateBank and Trust Company, as Lender. Capitalized terms not otherwise defined herein are being used herein as defined in the Loan and Security Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 10.9(a) of the Loan and Security Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.Each such Person assumes all the obligations of a Loan Guarantor and a Loan Party under the Loan and Security Agreement and agrees that such Person is a Loan Guarantor and a Loan Party and bound as a Loan Guarantor and a Loan Party under the terms of the Loan and Security Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to Lender a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations.

2.Schedules 9.17, 9.27, 9.29, 9.30, 9.31 and 10.16 of the Loan and Security Agreement are hereby amended to add the information relating to each such Person set out on Schedules 9.17, 9.27, 9.29, 9.30, 9.31 and 10.16 respectively, hereof. Each such Person hereby makes to Lender the representations and warranties set forth in the Loan and Security Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct in all material respects after giving effect to such amendment to such Schedules.

3.In furtherance of its obligations under Section 10.9(b) of the Loan and Security Agreement, each such Person agrees to deliver to Lender appropriately complete UCC financing statements naming such Person as debtor and Lender as secured party, and describing its Collateral and such other documentation as Lender (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Loan and Security Agreement, as modified hereby. Each such Person acknowledges the authorizations given to Lender under Section 8.11 of the Loan and Security Agreement and otherwise.

4.Each such Person’s address for notices shall be the address of Borrower set forth in the Loan and Security Agreement and each such Person hereby appoints Borrower as its agent to receive notices hereunder.

Exhibit F to Loan and Security Agreement

26385498.9

5.This Agreement shall be deemed to be part of, and a modification to, the Loan and Security Agreement and shall be governed by all the terms and provisions of the Loan and Security Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such Person enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.Each such Person hereby waives notice of Lender’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to Lender.

[add signature block for each new Loan Party]

Exhibit F to Loan and Security Agreement

26385498.9